UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

POTLATCH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2005, Potlatch Corporation and three of its wholly-owned subsidiaries, Potlatch Holdings, Inc., Potlatch Operating Company and Potlatch Forest Products Corporation (collectively, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “Credit Facility”) among the Borrowers and Bank of America, N.A., as Administrative Agent and several lenders party thereto (the “Lenders”). Pursuant to the terms of the Credit Facility, the Borrowers and the Lenders amended and restated the Credit Facility to, among other things:

•	add Potlatch Holdings, Inc., Potlatch Operating Company and Potlatch Forest Products Corporation as Borrowers;

•	increase the aggregate principal amount available from $125 million to $175 million, with a maximum aggregate amount available, if necessary, of $250 million; and

•	provide for a three-year term with an option for a fourth year.

The foregoing description of the amendments to the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility. A copy of the Credit Facility is filed with this Current Report on Form 8-K as Exhibit 10(o).

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10	(o)	Amended and Restated Credit Agreement, Dated as of December 22, 2005, among Potlatch Corporation, Potlatch Holdings, Inc., Potlatch Operating Company and Potlatch Forest Products Corporation, and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2005

POTLATCH CORPORATION

By:	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10(o)	Amended and Restated Credit Agreement, Dated as of December 22, 2005, among Potlatch Corporation, Potlatch Holdings, Inc., Potlatch Operating Company and Potlatch Forest Products Corporation, and Bank of America, N.A.